Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for Patient Capital
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of Series
Opportunity Trust

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*
Basis points
____ on the first $____ billion
____ on the next $____ billion
____ on the next $____ billion
____ on the balance over $____ billion

Minimum Monthly Fee*: $____ - per fund complex
Includes up to 6 classes of shares for each fund (additional classes at $____ base)*

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
■$____ - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities
■$____ - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporates, Convertibles, Governments, Agencies, Futures, Forwards, Currency Rates, Mortgage Backed

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

■$____ - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO's, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
■$____ - Bank Loans
■$____ per Month Manual Security Pricing (>____ per day)
■Derivative Instruments are generally charged at the following rates:
●$____ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
●$____ - Swaptions
●$____ - Credit Default Swaps
●Fair Value Services (Charged at the Complex Level)
●$____ per security on the First ____ securities
●____ per security on the Balance of Securities

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.

Corporate Actions and Factor Services
■$____ - per Foreign Equity Security per Month
■$____ - per Domestic Equity Security per Month
■$____ - per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
■$____ - per security per month for fund administrative data
■Legal Fees for the Reorganization
■U.S. Bank Global Fund Services will charge $____ for the reorganization of each fund plus trust (outside) counsel fees will apply

SEC Modernization Requirements
■$____ - per year, per Fund, Form N-PORT
■$____ - per year, per Fund, Form N-CEN

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third- party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Transfer In-Kind
■$____ - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*

Daily Compliance Services (if required)
■$____ - per fund per year, Base fee
■$____ - per fund group setup

Section 18 Compliance Testing
■$____ - per fund complex set up fee
■$____ - per fund per month

Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Fees for Special Situations:
■Fee will be accessed.

Rule 2a-5 Reporting (valuation reporting and support):
■$____ per fund

Customized delivery of data:
■TBD

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
■$____ - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

■$____ - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$____ - per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$____ - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$____ - per estimate, To Prepare provision estimates

State Tax Returns
■$____ - per fund, State tax notice consultative support and resolution
■$____ - per state return, To Prepare state income tax returns for funds and blocker entities

●$____ - per state return, Sign state income tax returns
●Assist in filing state income tax returns - Included with preparation of returns

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule*
■$____ for the first fund (subject to Board approval)
■$____ for each additional fund 2-5 (subject to change based on Board review and approval)
■$____ for each fund over 5 funds
■$____ per sub-adviser per fund (capped at $____ per sub-adviser over the fund complex)
■$____ per external distributor
■For more than one fund, fees will be aggregated and allocated equally.
■$____ - onboarding fee
●Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
$____ Base Fee per CUSIP- for first CUSIP in Fund Complex
$____ Each additional class CUSIP in Fund Complex
$____ per open account - NSCC Level 3 Accounts
$____ per open account - No-Load Fund Accounts
$____ per open account - Load Fund Accounts
$____ per closed account - Closed (zero balance) Accounts

Annual Basis Point Fee per Fund Complex*
Basis Points
____ on the balance on all assets

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b- 1 fees after a certain share lot age.
■Conversion/Set-Up Fee
■CUSIP set-up beyond the initial CUSIP - $____ per CUSIP
■$____ per account

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Transfer Agent & Shareholder Services (Additional Services Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
■$____ per qualified plan account or Coverdell ESA account (Cap at $____ per SSN)
■$____ per transfer to successor trustee
■$____ per participant distribution (Excluding SWPs)
■$____ per refund of excess contribution
■$____ per reconversion/recharacterization

Additional Shareholder Paid Fees
■$____ per outgoing wire transfer or overnight delivery
■$____ per telephone exchange
■$____ per return check or ACH or stop payment
■$____ per research request per account (This fee applies to research requests for statements older than the prior year)

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Implementation
●$____ - per fund group, Inquiry only - no transaction capabilities
●$____ per fund group, base transactional and maintenance functionality
●Three year minimum term
■Annual Fee - Based on Login Volume
●$____ - Up to ____
●$____ - ____ - ____
●$____ - ____
■Activity Fees:
●$____ per event, per login
●$____ per event, Login Challenge (email or SMS Text)
●$____ per event, Inquiry
●$____ per event, Account Maintenance
●$____ per event, Transaction - financial transactions, duplicate statements requests, etc.
●$____ per event, New Account Set-up
●____ per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$____ per year, Base Fee Per Management Company - file generation and delivery

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

■Per Record Charge
●$____ Rep/Branch/ID
●$____ Dealer
■$____ per record Price Files or $____ per user per month, whichever is less

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
●$____ per event Inquiry
●$____ per month per ID Vision ID

●Transaction Processing**
●$____ per Management Company Implementation Fee
●$____ per event - purchase, redeem, exchange, literature order transaction
●$____ per event - New Account Set-Up
●$____ per month Monthly Minimum Charge

■Electronic Statements**
●$____ per fund group Implementation
●$____ per image Load charges
●$____ per document Archive charge (for any image stored beyond 2 years)

**Vision ID and event charges also apply.

■Threatmetrix Services: MFA Annual Product Fee
●$____ Monthly, $____ Annually - Below ____ IDs
●$____ Monthly, $____ Annually - ____-____ IDs
●$____ Monthly, $____ Annually - ____ IDs and above

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ ____ per Email

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
■STAT - Statement and Tax Form Storage & Retrieval
●$ ____ per user Setup
●$ ____ per user per month Support

Additional Data Delivery Services
■Ad Hoc/Power Select File Development
●$ ____ per file Standard ad-hoc select
●$ ____ per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
●$ ____ per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
●Recurring files scheduled for delivery via Report Source.
■Custom Electronic File Exchange (MFS delivery of standard TIP files)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

●$ ____ one-time fee to Setup
●$ ____ per file per month, Support
■File Delivery to Alternate Sales Reporting Provider
●$____ one-time fee to Setup
●$ ____ per file per month Maintenance Fee

Chat Services
■$ ____ Implementation Fee
■$ ____ per month Monthly Fee
■$ ____ per Chat Fee or $____ per minute of chat

Virtual Assistant
■$ ____ Implementation Fee
●$ ____ per month administration fee

Electronic Form Delivery and Signature Capture
■$ ____ Implementation fee (includes 15 forms)
■$ ____ for each additional form and email template - Additional setup fee
■$ ____ per form, Form and fund logo modifications
■$ ____ per updated Fund Logo
■$ ____ per month, Monthly minimum fee
■$ ____ Per electronic envelope Fee

Recordkeeping Application Access
■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●$ ____ implementation
●$ ____ per month
■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●Cost varies depending upon location and bandwidth
■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●$ ____ implementation
●$ ____ per ID per month
■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●$ ____ implementation
●$ ____ per ID per month
■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
●$ ____ implementation
●$ ____ per ID per month
■Automated Work Distributor (AWD) - Image and workflow application.
●$ ____ implementation
●$ ____ per ID per month
■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●$ ____ implementation
●$ ____ per ID per month
■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
●$ ____ per month

Programming Services

■$____ per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

●Fund Setup programming (transfer Agent system, statements, options, etc.) Conversion programming
●Customized service development
●Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ ____ per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$ ____ setup per fund group
■$ ____ per month administration
■$ ____ per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■$ ____ per fund group per month

CTI Reporting
Integrated custom detailed call reporting - $ ____ per monthly report

Literature Fulfillment Services
■Account Management/Database Administration
●$ ____ per month
●$ ____ per SKU - Receiving
●$ ____ per order - Order Processing
●$ ____ per month per location - Skid Storage
●$ ____ per SKU - Disposal
■Inbound Tele servicing Only
●$ ____ per month Account Management (OR)
●$ ____ per call, Call Servicing
■Lead Source Reporting
●$ ____ per month
■Closed Loop Reporting
●$ ____ per month, Account Management
●$ ____ per fund group, Database Installation, Setup
■Miscellaneous Expenses
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$ ____ per Month

Fund Event* Services
■$ ____/hour, Programming & File Delivery
■$ ____/hour, Project Management/Analysis
■$ ____/account/month, Account Data Retention - until purged***
■$ ____/CUSIP/month, CUSIP Data Retention - until purged***

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

***Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Fund Characteristic Change
■$ ____ per fund/ per change - Fund Name Change
■$ ____ per fund/ per change - Fund CUSIP Change

MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$ ____ - $ ____ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)
■$ ____ MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$ ____ MARS Sales Reporting (Includes 1 Sales Users)
■$ ____ MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ ____ per month

Standard MARS System Setup & Implementation Costs
■$ ____ - SalesForce.com Integration
■$ ____ - Custom Data Interface
■$ ____ - Omni SERV Setup
■$ ____ - Standard Interface
■$ ____ - Additional Omni SERV Interface

Standard MARS Licenses (Monthly Fee Per User)
■$ ____ - Sales Reporting
■$ ____ - 22c-2 Compliance
■$ ____ - CRM
■$ ____ - SFDC

MARS Training (in-person):
■$ ____ /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

●____	$ ____	____	$ ____
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Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years.
MARS pricing does not include any fees imposed by intermediaries such as OmniServ

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ ____ - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees )
■$ ____ MARS Sales & Compliance Reporting
■$ ____ MARS Sales Reporting Only
■$ ____ MARS 22c-2 Compliance Only

Once an AUM of $____ has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $____ per month. No CRM real- time integration. There is no system access with MARS Lite.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$ ____ - Custom Data Interface
■$ ____ - Additional OmniSERV Setup ($____ Monthly)
■$ ____ - Standard DCIO Interface Setup ($____ Monthly)
■$ ____ - Standard Interface Setup ($____ Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

●____	____	____	____
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●____	____	____	____

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years.

MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $____ in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$ ____ per statement, Document Loading, Storage, and Access
■$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ____ initial setup fee, Development & Implementation of Electronic Confirm Statements

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$ ____ per statement, Document Loading, Storage, and Access
■$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ____ initial setup fee, Development & Implementation of Electronic Investor Statements

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$ ____ per statement, Document Loading, Storage, and Access
■$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ____ initial setup fee, Development & Implementation of Electronic Tax Statements

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$ ____ per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ ____ initial setup fee, Development & Implementation of Electronic Compliance Documents -

Related Digital Investor Fees
■$ ____ per transaction, View Consent Enrollment
■$ ____ per transaction, Consent Enrollment
■$ ____ per view, View Statements

Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee. Archive fee of
$____ per document per year for three years and greater, if desired

Digital Investor customization charges apply

Adviser’s signature as acknowledgement of the fee schedule above is not needed. Patient Capital Management, LLC signed the fee schedule on May 22, 2023.